Exhibit 99.1

CONTACT:
InvestorRelations@getcosi.com
Così, Inc. Reports 2016 Quarter 1 Comparable Restaurant Sales and Provides
Business Update

Boston, MA – April 6, 2016 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today reported that estimated system-wide comparable restaurant sales for the 2016 Period 3 and 2016 Quarter 1, as measured for restaurants in operation for more than 15 consecutive months as Company-owned or franchised, recorded an aggregate increase of 1.8% and 2.2% respectively, as compared to the same periods in 2015.

The breakdown in estimated comparable restaurant sales between Company-owned and franchised restaurants for the 2016 Period 3 and 2016 Quarter 1 are as follows:

	4 Weeks Ended	13 Weeks Ended
	Mar 28, 2016	Mar 28, 2016
Company-Owned	-1.4%	1.5%
Franchised	8.3%	3.7%
System-Wide	1.8%	2.2%

The 13 Hearthstone restaurants acquired by the Company on April 1, 2015, will be included in the reported Company-owned comparable restaurant sales results when they have been in operation as Company-owned restaurants for more than 15 consecutive months. However, the Company began disclosing comparable sales for the acquired restaurants separately in the 2015 Period 10. For the 2016 Period 3 and 2016 Quarter 1, the Hearthstone locations recorded an aggregate increase in comparable restaurant sales as follows:

	4 Weeks Ended	13 Weeks Ended
	Mar 28, 2016	Mar 28, 2016
Hearthstone	0.3%	5.4%

“I am pleased with the sustained positive trend we continue to see in sales since November last year, versus our conservative internal expectations of 1%-2% in 2016. This trend, along with our sales results to-date in April and the progress we continue to make flowing those sales through to the bottom-line, continue to give me confidence in our ability to manage through the low-point of cash and move towards achieving positive EBITDA in the second half of the year,” stated RJ Dourney, Così’s President and CEO.  “While we expected the benefit of weather in February in the Northeast compared to last year, we also experienced unfavorable weather events this year at the end of January, in addition to the expected unfavorable impact of the Easter holiday calendar shift versus last year. Overall, we had a strong quarter, right in line with our expectations, and we continue to see over 25% of our units with double digit sales growth, and new markets turning positive in the first quarter versus the same quarter last year.”

Business Update

The Company also reported the following business updates through the 2016 Quarter 1:

Margins
The Company reported continued improvements in COGS and Labor expenses in the 2016 Quarter 1, based on preliminary results for the quarter, when compared to the same quarter last year.  The Company will be disclosing the full final financial results in May at the 2016 Quarter 1 earning’s call.

Miguel Rossy-Donovan, the Company’s CFO, stated, "We believe we have reached an inflection point with our restaurant portfolio’s ability to move towards cash generation at a faster pace, as evidenced by the performance of the portfolio in the fourth quarter last year, and the preliminary results we are seeing in the first quarter of 2016. Finance and Operations have been relentless about training and developing our managers to understand and manage their restaurants as owners. That, combined with the additional reinforcement provided by our new manager profit-sharing plan, is truly making a difference.”

Real Estate Optimization
The Company announced the closure of one unit in February 2016, in addition to the two previously announced closures in January 2016.  The Company also confirmed two additional closures that will occur in the second quarter of 2016, as well as their expectation to close 4 to 5 other locations in the second half of the year. As previously announced, the real estate optimization initiative is part of the Company’s multi-pronged strategy to address underperforming units with unsustainable economic models.

“We continue to be very disciplined in our approach to optimizing our real estate portfolio,” said Rossy-Donnovan.  “We are taking steps to ensure there is no adverse cost impact as we exit underperforming locations, and we are actively negotiating with landlords and third parties to make sure we reach the most financially viable solutions. The focus we have placed on our bottom 50% performers has realized impressive improvements in some of these units, and for some of these units, we no longer consider an exit strategy as the right option. Our approach is very agile, and we have considered this in our cash flow projections.”

Traffic Building Initiatives
The Company reported a continued improving trend in traffic in the 2016 first quarter, which it has attributed to a combination of digital marketing initiatives in selected markets, improvements in operations execution, and throughput. The Company also reported the expansion of its current menu simplification test, which aims to further support speed as a competitive advantage as well as the overall guest experience.  These initiatives will continue and are expected to accelerate in the 2016 second quarter.

Other Updates
The Company reported that it has signed a new four-year agreement with Distribution Market Advantage (DMA), an international distribution organization the Company has worked with for several years.  This agreement provides continuity for Così’s product distribution throughout North America, Central America and the Middle East.  The terms of the agreement ensure broad distribution capabilities for Cosi, ongoing cost savings and cost avoidance opportunities over the span of the agreement, and alignment with the Company’s franchise system growth strategy.

About Così, Inc.
Così (http://www.getcosi.com) is an international fast casual restaurant company.  At the heart of every Cosi® restaurant is an open-flame stone-hearth oven where the Così® signature flatbread is made from scratch throughout the day.  The flatbread is made from a generations-old recipe and is part of many Così® favorites. Così® was founded on the idea that good-for-you food should be delicious.  Menu items are made using fresh ingredients and distinctive sauces and spreads to create edgy flavors.  The menu features made-to-order sandwiches, hand-tossed salads, bowls, breakfast wraps, melts, all natural soups, signature Squagels®, artisan flatbread pizzas, S`mores, snacks and desserts.  Guests can also enjoy handcrafted beverages and a variety of coffee-based and specialty beverages.

Così® employees create a welcoming environment where guests are invited to relax and enjoy great food.  In many cases, Così® is the cornerstone of the communities that they are in and take pride in supporting community organizations and local charities. There are currently 76 Company-owned and 31 franchise restaurants operating in fifteen states, the District of Columbia, Costa Rica and the United Arab Emirates.

"Così," "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2016 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Miguel Rossy-Donovan
Chief Financial Officer
(857) 415-5020